EXHIBIT 99.1
FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES SECOND QUARTER 2015 RESULTS

The Woodlands, Texas (August 7, 2015) - TETRA Technologies, Inc. (NYSE:TTI) today announced second quarter 2015 earnings per share of $0.16, excluding Maritech and other charges, which compares to earnings of $0.10 per share in the second quarter of 2014, also excluding Maritech and other charges. Second quarter 2015 revenue excluding Maritech of $315.9 million increased 31% from the second quarter of 2014 primarily as a result of the acquisition of Compressor Systems, Inc. (“CSI”) on August 4, 2014 by CSI Compressco LP.

Consolidated GAAP second quarter 2015 earnings per share attributable to TETRA stockholders including Maritech and other charges were earnings of $0.19, which compares to a loss of $(0.03) in the second quarter of 2014.

Highlights include:

•
Record second quarter 2015 revenue, adjusted EBITDA, and operating income for the Fluids Division (adjusted EBITDA is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in Schedule F).

•	Second quarter free cash flow of $43 million(1), excluding the impact of $4 million of Maritech asset retirement obligation expenditures.

•
A $38 million reduction in TETRA net debt(2) compared to the end of the first quarter of 2015, and an improvement in debt leverage ratio to 2.38x(3), marking the third consecutive quarter of debt improvements.

•	The successful launch and completion of the first commercial application of our heavy zinc-free completion fluid.

•	All TETRA Divisions excluding Maritech were profitable at the pretax income level in 2Q 2015, excluding the impact of a reserve for bad debts in Production Testing.

•	DSOs improved by 13 days from 68 days at the end of March 2015.

•
Continued reduction in operating expenses through staff reductions, multiple cost management initiatives including supplier consolidations and price reductions, and efficiency improvements driven by recent systems implementation initiatives.

(1)	Refer to Schedule G for reconciliation.

(2)	Refer to Schedule H for reconciliation.

(3)
Leverage ratio is defined by TETRA’s credit agreement as outstanding debt plus letters of credit, divided by trailing twelve-month EBITDA excluding unusual charges, Maritech losses, and CSI Compressco distributions.

Second Quarter 2015 Results, Excluding Unusual Charges and Maritech

	Three Months Ended		Change
	June 30, 2015	June 30, 2014	2015 vs. 2014
	(In Thousands, Except per Share Amounts)
Revenue	$315,925	$240,942	31%
Income before taxes(1)	18,741	12,792	47%
Net income attributable to TETRA shareholders(2)	12,654	8,356	51%
Diluted EPS attributable to TETRA shareholders(3)	$0.16	$0.10	60%
Adjusted pretax operating margin	5.9%	5.3%	62 bps
Adjusted EBITDA	$72,463	$40,783	78%

(1)	Income before taxes, including unusual charges and Maritech was $18.1 million in the second quarter of 2015 and a loss of $(2.5) million in the second quarter of 2014.

(2)	Net income attributable to TETRA shareholders, including unusual charges and Maritech was $14.9 million in the second quarter of 2015, and a loss of $(2.5) million in the second quarter of 2014.

(3)	Diluted EPS, including unusual charges and Maritech, was $0.19 in the second quarter of 2015, and a loss of $(0.03) in the second quarter of 2014. See Schedule E for details.

Analysis of Second Quarter 2015 Results

Stuart M. Brightman, TETRA's President and Chief Executive Officer, stated, “Our second quarter results were clearly exceptional in a very challenging market environment. I attribute these results to our diversification of our customer base and introduction of new products into the market, as well as our continued focus on cost reductions across the organization.

“Revenues in our Fluids Division for the second quarter of 2015 increased 23.9% sequentially, and 5.4% compared to the second quarter of 2014. Adjusted pretax margins for the Division improved sequentially on pretax profits of $32.8 million in the second quarter of 2015. Similar to the first quarter of this year, the exceptional second quarter improvement was driven by completion products and services in the Gulf of Mexico, continued strength in our U.S. land operations, and strength in our chemicals manufacturing segment sales, as well as the Division’s international operations. Our Gulf of Mexico fluids business benefitted in the second quarter from the expansion of our customer base, sales of new products, and the accelerated timing of a couple of projects. All of these items contributed to a record quarter for the Fluids Division in both revenues and pretax profits, despite the challenging market environment for our water management business. Second quarter results for this Division were also favorably impacted by a $2.6 million insurance settlement.

“Excluding the impact of an adjustment for bad debt, our Production Testing Division’s second quarter 2015 pretax earnings represent a modest sequential improvement over the first quarter of this year, in an even more challenging market. This improvement was driven by ongoing cost reductions, profitable new business, and the strength of our international business. We expect Production Testing to continue to operate in a challenging domestic market environment for the balance of 2015. We will continue to take necessary cost actions as required to manage this impact.

“For the second quarter of 2015 our Compression Division reported adjusted pretax earnings of $1.5 million, a decrease from the $6.4 million of adjusted pretax earnings reported in the second quarter of 2014. During the current year’s quarter our equipment and parts sales revenues increased to $49.0 million, a 170% increase sequentially over the first quarter of this year. Utilization for compression services trended down during the second quarter, reflecting lower oil-related activity, mainly in lower horsepower applications. On July 21, we declared a distribution of $0.50 per unit attributable to the second quarter of 2015, an increase of 10.5% over the second quarter 2014 distribution.

“Our Offshore Services segment reported an adjusted pretax profit of $2.1 million for the second quarter of 2015. This sequential improvement is typical of the second quarter compared to the seasonally-slower first quarter. However, in a continuing very challenging market environment with weak demand, and despite second quarter 2015 revenues that were 36.5% lower than revenues for the comparable quarter of 2014, we have been able to report a modest profit almost entirely due to the cumulative beneficial impact of cost reductions.

“During the second quarter we had $42.9 million of consolidated free cash flow, which includes distributions from CSI Compressco but excludes amounts spent on Maritech asset retirement obligations (see schedule G for a reconciliation to GAAP cash from operations). This result was driven by improvement in our cash earnings and continued reductions in capital expenditures, as well as a cash expense of only $3.8 million on Maritech abandonment and decommissioning projects during the second quarter of 2015. We continue to be focused on generation of free cash flow and reduction of our debt. Both of these metrics continue to improve in a challenging market due to the effectiveness of our customer diversification and cost reductions, as well as increased revenues from new products.”

Divisional revenues, adjusted pretax earnings/(loss), adjusted pretax margins, and adjusted EBITDA for the three months ended June 30, 2015 and June 30, 2014 are summarized in the table below:

Segment Results	Three Months Ended
	June 30, 2015				June 30, 2014
	Revenue	Income Before Taxes(1)	Pretax Margin(2)	Adjusted EBITDA(3)	Revenue	Income Before Taxes(1)	Pretax Margin(2)	Adjusted EBITDA(3)
	(In Thousands)
Fluids Division	$122,973	$32,754	26.6%	$41,491	$116,650	$17,082	14.6%	$24,185
Production Testing Division	34,842	(425)	(1.2)%	5,757	42,377	(238)	(0.6)%	6,839
Compression Division	126,456	9,504	7.5%	30,917	32,015	6,527	20.4%	10,550
Offshore Services segment	35,731	2,127	6.0%	5,015	56,241	3,929	7.0%	7,255
Eliminations and other	(4,077)	(12)	0.3%	(14)	(6,341)	3	—	—
Subtotal	315,925	43,948	13.9%	83,166	240,942	27,303	11.3%	48,829
Corporate and other	—	(12,831)	—	(10,703)	—	(9,756)	—	(8,046)
Interest expense, net - Compression Division	—	(7,961)	—	—	—	(145)	—	—
Interest expense, net - TTI, excluding Compression Division	—	(4,415)	—	—	—	(4,610)	—	—
Unusual charges and Maritech(4)	394	(633)	—	—	1,547	(15,286)	—	—
As reported	316,319	18,108	5.7%	72,463	242,489	(2,494)	(1.0)%	40,783

(1)	Segment Income Before Taxes are adjusted. Refer to Schedule F for reconciliation.

(2)
GAAP pre-tax margins for second quarter 2015 are: Fluids Division, 26.5%; Production Testing Division, (1.4)%; Compression Division, 1.2%; and, Offshore Services segment, 5.9%. GAAP pretax margins for second quarter 2014 are: Fluids Division, 14.6%; Production Testing Division, (0.6)%; Compression Division, 17.1%; and, Offshore Services segment, 3.3%. Refer to Schedule B for GAAP dollar amounts.

(3)	Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to the nearest GAAP financial measure in Schedule F.

(4)	Refer to Schedule E for unusual charges and reconciliations.

Unusual and Other Charges and Maritech

During the second quarter of 2015, TETRA incurred $320,000 of severance expense as staffing levels were adjusted to reflect the lower activity levels. From June a year ago to June this year and excluding CSI Compressco, the total number of TETRA employees was reduced by 24%.

Second quarter 2015 earnings were favorably impacted by approximately $2.8 million related to the valuation allowance on U.S. deferred tax assets for predominately U.S. income tax loss carry-forwards that impacted earnings per share by $0.03. The Company remains in a position to utilize its carry-forwards to offset future cash taxes.

Maritech reported a pre-tax loss of $313,000 in the second quarter of 2015.

Net Debt

At June 30, 2015, the cash and debt positions of TETRA and CSI Compressco LP are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them as noted below:

	As of June 30, 2015
	TETRA	CSI Compressco LP
	(In Millions)
Non-restricted cash	$8.7	$33.3

Revolver debt outstanding	92.9	233.0
Current portion of long-term debt	90.0	—
Senior Notes outstanding	175.0	345.2
Net debt	$349.2	$544.9

Third Quarter 2015 Guidance

TETRA expects third quarter 2015 earnings to be within a range of $0.07 to $0.09 per share.

Conference Call

TETRA will host a conference call to discuss second quarter 2015 results today, August 7, 2015, at 10:30 am ET. The phone number for the call is (888) 347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com.

Investor Contacts

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules

Schedule A: Consolidated Income Statement (Unaudited)
Schedule B: Financial Results By Segment (Unaudited)
Schedule C: Consolidated Balance Sheet (Unaudited)
Schedule D: Long-Term Debt
Schedule E: Second Quarter and YTD Unusual Charges
Schedule F: Non-GAAP Reconciliation to GAAP Financials
Schedule G: Non-GAAP Reconciliation to Free Cash Flow
Schedule H: Reconciliation of TETRA Net Debt

Company Overview and Forward Looking Statements

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving.

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2015, anticipated benefits from CSI Compressco following the CSI acquisition, including increases in cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the ability of CSI Compressco to successfully integrate the operations of CSI and recognize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In Thousands)
Revenues	$316,319	$242,489	$567,411	$455,346

Cost of sales, services, and rentals	207,391	185,007	374,054	349,974
Depreciation, amortization, and accretion	39,067	22,007	77,410	45,047
Total cost of revenues	246,458	207,014	451,464	395,021
Gross profit	69,861	35,475	115,947	60,325

General and administrative expense	37,472	32,270	72,741	65,690
Interest expense, net	12,340	4,604	25,226	9,315
Other (income) expense, net	1,941	1,095	1,927	(1,503)
Income (loss) before taxes and discontinued operations	18,108	(2,494)	16,053	(13,177)
Provision (benefit) for income taxes	2,741	(944)	4,310	(5,537)
Net income (loss)	15,367	(1,550)	11,743	(7,640)
Less: net income attributable to noncontrolling interest	(442)	(907)	(1,266)	(1,751)
Net income (loss) attributable to TETRA stockholders	$14,925	$(2,457)	$10,477	$(9,391)

Basic per share information:
Net income (loss) attributable to TETRA stockholders	$0.19	$(0.03)	$0.13	$(0.12)
Weighted average shares outstanding	79,165	78,525	79,037	78,416

Diluted per share information:
Net income (loss) attributable to TETRA stockholders	$0.19	$(0.03)	$0.13	$(0.12)
Weighted average shares outstanding	79,915	78,525	79,506	78,416

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In Thousands)
Revenues by segment:
Fluids Division	$122,973	$116,650	$222,261	$221,795
Production Testing Division	34,842	42,377	71,944	86,015
Compression Division	126,456	32,015	229,344	61,779
Offshore Division
Offshore Services	35,731	56,241	47,515	91,571
Maritech	394	1,547	1,900	2,923
Intersegment eliminations	(2,909)	(4,934)	(3,180)	(6,721)
Offshore Division total	33,216	52,854	46,235	87,773
Eliminations and other	(1,168)	(1,407)	(2,373)	(2,016)
Total revenues	$316,319	$242,489	$567,411	$455,346

Gross profit (loss) by segment:
Fluids Division	$40,354	$26,273	$65,720	$50,664
Production Testing Division	3,918	4,221	6,777	6,375
Compression Division	21,150	11,085	43,937	21,050
Offshore Division
Offshore Services	4,690	4,780	(1,279)	(204)
Maritech	3	(10,358)	1,301	(16,484)
Intersegment eliminations	—	—	—	—
Offshore Division total	4,693	(5,578)	22	(16,688)
Corporate overhead and eliminations	(254)	(526)	(509)	(1,076)
Total gross profit	$69,861	$35,475	$115,947	$60,325

Income (loss) before taxes by segment:
Fluids Division	$32,583	$17,059	$50,320	$35,536
Production Testing Division	(472)	(249)	(433)	(3,047)
Compression Division	1,498	5,477	3,904	10,664
Offshore Division
Offshore Services	2,095	1,833	(6,553)	(6,139)
Maritech	(313)	(10,698)	662	(17,237)
Intersegment eliminations	—	—	—	—
Offshore Division total	1,782	(8,865)	(5,891)	(23,376)
Corporate overhead and eliminations	(17,283)	(15,916)	(31,847)	(32,954)
Total income (loss) before taxes	$18,108	$(2,494)	$16,053	$(13,177)

Please note that the above results by Segment are inclusive of the unusual charges and expenses. Please see Schedule E for details of those unusual charges and expenses.

Schedule C: Consolidated Balance Sheet (Unaudited)

	June 30, 2015	December 31, 2014
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$41,941	$48,384
Accounts receivable, net	190,908	226,966
Inventories	181,942	189,357
Other current assets	36,682	36,144
PP&E, net	1,120,814	1,124,192
Other assets	431,358	442,590
Total assets	$2,003,645	$2,067,633

Current portion of decommissioning liabilities	$11,521	$12,758
Other current liabilities	315,590	365,683
Long-term debt	846,112	844,961
Long-term portion of decommissioning liabilities	47,887	49,983
Other long-term liabilities	27,491	28,647
Equity	755,044	765,601
Total liabilities and equity	$2,003,645	$2,067,633

Note: Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt

TETRA Technologies Inc. and its subsidiaries, excluding CSI Compressco LP and its subsidiaries, are obligated under a bank credit agreement and senior notes, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate bank credit agreement and senior notes, neither of which are obligations of TETRA and its other subsidiaries.

	June 30, 2015	December 31, 2014
	(In Thousands)
TETRA
Bank revolving line of credit facility	$92,900	$90,000
TETRA Senior Notes at various rates	265,000	305,000
Other debt	—	74
TETRA total debt	357,900	395,074
Less current portion	(90,000)	(90,074)
TETRA total long-term debt	$267,900	$305,000

CSI Compressco LP
CCLP Bank Credit Facility	$233,000	$195,000
CCLP 7.25% Senior Notes	345,212	344,961
CCLP total debt	578,212	539,961
Less current portion	—	—
CCLP total long-term debt	$578,212	$539,961
Consolidated total long-term debt	$846,112	$844,961

Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this press release includes the following non-GAAP financial measures for the Company: net debt, consolidated and segment income before taxes, excluding the Maritech segment and unusual charges; Adjusted EBITDA; and free cash flow. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that following the sale of essentially all of Maritech’s oil and gas properties, it is helpful to show the Company’s results excluding the impact of the costs and charges relating to the decommissioning of Maritech’s remaining properties since these results will show the Company’s historical results of operations on a basis consistent with expected future operations. Management also believes that the exclusion of the unusual charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted EBITDA is defined as the Company’s adjusted income before interest, taxes, depreciation, amortization and equity compensation. Adjusted EBITDA is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

Free Cash Flow is a non-GAAP measure that the Company defines as cash from operations, excluding cash settlements of Maritech ARO, less capital expenditures. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;

•	evaluate the capacity of the Company to further invest and grow;

•	to measure the performance of the Company as compared to its peer group of companies; and

•	to determine the ability of the Company to pay dividends to shareholders.

Schedule E: Second Quarter and YTD Unusual Charges

	Three Months Ended
	June 30, 2015
	Income Before Tax	Tax	Noncont. Interest	Net Income	Diluted EPS
	(In Thousands, Except per Share Amounts)
Adjusted	$18,741	$5,623	$464	$12,654	$0.16
Transaction related costs	—	—	—	—	—
Severance expense	(320)	(40)	(22)	(258)	—
Deferred tax valuation allowance and other related tax adj.	—	(2,842)	—	2,842	0.03
Maritech profit (loss)	(313)	—	—	(313)	—
As reported	$18,108	$2,741	$442	$14,925	$0.19

	June 30, 2014
	Income (Loss) Before Tax	Tax	Noncont. Interest	Net Income (Loss)	Diluted EPS
	(In Thousands, Except per Share Amounts)
Adjusted	$12,792	$3,194	$1,242	$8,356	$0.10
Transaction related costs	(2,048)	(175)	(257)	(1,616)	(0.02)
Severance expense	(115)	(10)	—	(105)	—
Maritech profit (loss)	(10,698)	(3,745)	—	(6,953)	(0.09)
Other	(2,425)	(208)	(78)	(2,139)	(0.02)
As reported	$(2,494)	$(944)	$907	$(2,457)	$(0.03)

	Six Months Ended
	June 30, 2015
	Income Before Tax	Tax	Noncont. Interest	Net Income	Diluted EPS
	(In Thousands, Except per Share Amounts)
Adjusted	$16,662	$4,948	$1,451	$10,263	$0.13
Transaction related costs	(208)	(78)	(73)	(57)	—
Severance expense	(1,063)	(195)	(112)	(756)	(0.01)
Effect of Deferred Tax Valuation Allowance and other related tax adj	—	(365)	—	365	—
Maritech profit (loss)	662	—	—	662	0.01
As reported	$16,053	$4,310	$1,266	$10,477	$0.13

	June 30, 2014
	Income (Loss)Before Tax	Tax	Noncont. Interest	Net Income (Loss)	Diluted EPS
	(In Thousands, Except per Share Amounts)
Adjusted	$8,673	$1,824	$2,008	$4,841	$0.06
Transaction related costs	595	(243)	(257)	1,095	0.01
Severance expense	(784)	(249)	—	(535)	(0.01)
Maritech profit (loss)	(17,237)	(6,033)	—	(11,204)	(0.14)
Other	(4,424)	(836)	—	(3,588)	(0.04)
As reported	$(13,177)	$(5,537)	$1,751	$(9,391)	$(0.12)

Schedule F: Non-GAAP Reconciliation to GAAP Financials

	Three Months Ended
	June 30, 2015
	Income (Loss) Before Tax, as Reported	Impairments & Unusual Charges	Adjusted Income Before Tax	Interest Expense, Net	Depreciation & Amortization	Stock Option Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$32,583	$171	$32,754	$(76)	$8,813	$—	$41,491
Production Testing Division	(472)	47	(425)	14	6,168	—	5,757
Compression Division	1,498	45	1,543	7,961	20,686	727	30,917
Offshore Services Segment	2,095	32	2,127	—	2,888	—	5,015
Eliminations and other	(12)	—	(12)	—	(2)	—	(14)
Subtotal	35,692	295	35,987	7,899	38,553	727	83,166
Corporate and other	(17,271)	25	(17,246)	4,415	254	1,874	(10,703)
TETRA excl Maritech	18,421	320	18,741	12,314	38,807	2,601	72,463
Maritech	(313)	—	(313)	26	260	—	(27)
Total TETRA	$18,108	$320	$18,428	$12,340	$39,067	$2,601	$72,436

	June 30, 2014
	Income (loss) Before Tax, As Reported	Impairments & Unusual Charges	Adjusted Income Before Tax	Interest Expense, net	Depreciation & Amortization	Stock Option Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$17,059	$23	$17,082	$(103)	$7,206	$—	$24,185
Production Testing Division	(249)	11	(238)	(57)	7,134	—	6,839
Compression Division	5,477	905	6,382	145	3,788	235	10,550
Offshore Services Segment	1,833	2,096	3,929	9	3,317	—	7,255
Eliminations and other	3	—	3	—	(3)	—	—
Subtotal	24,123	3,035	27,158	(6)	21,442	235	48,829
Corporate and other	(15,919)	1,553	(14,366)	4,610	526	1,184	(8,046)
TETRA excl Maritech	8,204	4,588	12,792	4,604	21,968	1,419	40,783
Maritech	(10,698)	—	(10,698)	—	39	—	(10,659)
Total TETRA	$(2,494)	$4,588	$2,094	$4,604	$22,007	$1,419	$30,124

	Six Months Ended
	June 30, 2015
	Income (Loss) Before Tax, as Reported	Impairments & Unusual Charges	Adjusted Income Before Tax	Interest Expense, Net	Depreciation & Amortization	Stock Option Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$50,320	$284	$50,604	$(84)	$17,532	$—	$68,052
Production Testing Division	(433)	433	—	5	12,431	—	12,436
Compression Division	3,904	452	4,356	15,867	40,731	1,204	62,158
Offshore Services Segment	(6,553)	42	(6,511)	—	5,692	—	(819)
Eliminations and other	(10)	—	(10)	—	(9)	—	(9)
Subtotal	47,228	1,211	48,439	15,788	76,377	1,204	141,808
Corporate and other	(31,837)	60	(31,777)	9,412	512	2,993	(18,860)
TETRA excl Maritech	15,391	1,271	16,662	25,200	76,889	4,197	122,948
Maritech	662	—	662	26	521	—	1,209
Total TETRA	$16,053	$1,271	$17,324	$25,226	$77,410	$4,197	$124,157

	June 30, 2014
	Income (Loss) Before Tax, as Reported	Impairments & Unusual Charges	Adjusted Income Before Tax	Interest Expense, Net	Depreciation & Amortization	Stock Option Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$35,536	$(2,252)	$33,284	$(107)	$15,036	$—	$48,213
Production Testing Division	(3,047)	1,758	(1,289)	(59)	14,697	—	13,349
Compression Division	10,664	905	11,569	304	7,508	437	19,818
Offshore Services Segment	(6,139)	2,130	(4,009)	36	6,649	—	2,676
Eliminations and other	6	—	6	—	(6)	—	—
Subtotal	37,020	2,541	39,561	174	43,884	437	84,056
Corporate and other	(32,960)	2,072	(30,888)	9,141	1,080	2,836	(17,831)
TETRA excl Maritech	4,060	4,613	8,673	9,315	44,964	3,273	66,225
Maritech	(17,237)	—	(17,237)	—	83	—	(17,154)
Total TETRA	$(13,177)	$4,613	$(8,564)	$9,315	$45,047	$3,273	$49,071

Schedule G: Non-GAAP Reconciliation to Free Cash Flow

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
	(In Thousands)
TTI Consolidated
Cash from operations	$54,347	$4,551	$82,162	$40,620
ARO settlements	3,845	16,459	4,411	29,766
Capital expenditures, net of sales proceeds	(23,188)	(23,154)	(69,326)	(47,990)
Free cash flow before ARO settlements	35,004	(2,144)	17,247	22,396

CSI Compressco LP
Cash from operations	19,721	4,722	52,202	20,956
Capital expenditures, net of sales proceeds	(19,934)	(4,878)	(57,092)	(10,882)
Free cash flow	(213)	(156)	(4,890)	10,074

TTI Only
Cash from operations	34,626	(171)	29,960	19,665
ARO settlements	3,845	16,459	4,411	29,766
Capital expenditures, net of sales proceeds	(3,254)	(18,276)	(12,234)	(37,108)
Free cash flow before ARO settlements	35,217	(1,988)	22,137	12,323
Distributions from CSI Compressco LP	7,651	6,049	14,992	11,750
Free cash flow before ARO settlements and after distributions from CSI Compressco LP	$42,868	$4,061	$37,129	$24,073

Schedule H: Reconciliation of TETRA Net Debt

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP. The Company defines net debt as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views net debt as a measure of TETRA's ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities. A reconciliation of total debt to net debt as of June 30, 2015 and December 31, 2014 is provided below.

	June 30, 2015	December 31, 2014
	(In Thousands)
TETRA Net Debt:
Total debt, excluding CSI Compressco LP debt	$357,900	$395,074
Less: cash, excluding CSI Compressco LP cash	(8,662)	(14,318)
Net debt	$349,238	$380,756